Exhibit 4.6

                                 THIRD AMENDMENT
                                       to
                                RIGHTS AGREEMENT


     THIRD AMENDMENT dated as of September 10, 1999 ("this Amendment") between Tyco International Ltd., a Bermuda company limited by shares (the "Company") and Citibank, N.A., New York branch, a national banking association organized under the laws of the United States of America acting solely through its branch located at 111 Wall Street, New York, NY 10043 (the "Rights Agent").

     WHEREAS, the above-mentioned parties have previously entered into that certain Rights Agreement dated as of November 6, 1996, as amended (the "Agreement");

     WHEREAS, such parties wish to amend the Agreement in the manner set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement, and each reference in the Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Agreement as amended hereby. All references to the Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the Agreement shall be deemed to refer to the Agreement as amended hereby.

     2. The definition of "Final Expiration Date" in Section 1 is hereby replaced in its entirety with the following:

        "Final Expiration Date" means the close of business on September 30, 1999.

     3. This Amendment shall be governed by and construed in accordance with the laws of Bermuda.

     4. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     5. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF,  this Amendment has been duly executed as a deed by the respective authorized officers of the parties hereto, in each case as of the date and year first above written.


                                              TYCO INTERNATIONAL LTD.


                                              By:  /s/ Mark H. Swartz
                                                 --------------------------
                                              Name:  Mark H. Swartz
                                              Title: Executive Vice President &
                                                     Chief Financial Officer



                                              CITIBANK, N.A.


                                              By: /s/ Emi Mak
                                                 ------------------
                                              Name:  Emi Mak
                                              Title: Vice President

                                              111 Wall Street
                                              New York, NY 10043